Your Proxy Vote is important!

And now you can Proxy Vote by PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous - 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free [      ], or go to website: [      ]

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or the Internet.

Please detach at perforation before mailing.

PROXY	THE GNMA FUND INVESTMENT ACCUMULATION PROGRAM, INC.	PROXY

SPECIAL MEETING OF SHAREHOLDERS
AUGUST 23, 2007 AT 9:00 A.M.

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned holder of shares of The GNMA Fund Investment Accumulation Program, Inc. (the “Acquired Fund”), hereby appoints Jennifer Scharnitz and Francine Gero as proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at the offices of BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 on August 23, 2007 at 9:00 A.M. and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated July , 2007 and hereby instructs said proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. At least one-third of all the shares of the Acquired Fund entitled to vote must be represented at the Special Meeting either in person or in proxy. The undersigned hereby revokes any proxy previously given.

VOTE VIA THE TELEPHONE: [ ] VOTE VIA THE INTERNET: [ ]

999 9999 9999 999

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s)

Title(s), if applicable
, 2007
Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

FOR 	AGAINST 	ABSTAIN 

PLEASE MARK VOTES AS IN THIS EXAMPLE:

1.	To consider a proposal to approve an Agreement and Plan of Reorganization, pursuant to which the GNMA Portfolio (“BlackRock Portfolio”), a series of BlackRock Funds II, would acquire all of the assets and certain stated liabilities of the Acquired Fund, in exchange solely for Institutional shares of the BlackRock Portfolio, which will be distributed by the Acquired Fund to the holders of its shares in complete liquidation thereof; and

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournments or postponements thereof.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.